                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      MINNTECH CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          MINNTECH -REGISTRATION MARK-
                            14605 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, at 3:30 p.m., Central Daylight Time, on August 28, 1996.

    The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

    Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy and promptly returning it in the enclosed envelope.

                                          Sincerely,

                                          /s/ Louis C. Cosentino

                                          Louis C. Cosentino, Ph.D.
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

July 25, 1996

                          MINNTECH -REGISTRATION MARK-
                            14605 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, AUGUST 28, 1996

                             ---------------------

    The Annual Meeting of Stockholders of Minntech Corporation will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota at 3:30 p.m., Central Daylight Time, on Wednesday, August 28, 1996, for the following purposes:

    1.  To elect two directors for three-year terms each.

    2. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending March 31, 1997.

    3.  To transact such other business as may properly come before the meeting.

    Pursuant to due action of the Board of Directors, stockholders of record on July 5, 1996 will be entitled to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Barbara A. Wrigley

                                          Barbara A. Wrigley
                                          SECRETARY

July 25, 1996

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                PROXY STATEMENT
                                       OF
                              MINNTECH CORPORATION
             14605 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                AUGUST 28, 1996

                               PROXIES AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Minntech Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held August 28, 1996. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to stockholders was July 25, 1996. Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxy will be voted at the meeting and at any adjournment or adjournments thereof. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke the proxy. Only stockholders of record at the close of business on July 5, 1996 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

    Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will be tabulated by the election inspectors appointed for the meeting and such inspectors will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders for a vote but as unvoted for purposes of determining the approval of the matter from which the stockholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company has outstanding only one class of voting securities, common stock, $.05 par value. As of the close of business on the record date, July 5, 1996, 6,653,214 shares of common stock were outstanding. Each share of common stock is entitled to one vote. There is not cumulative voting for the election of directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERSHIP AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the common stock of the Company as of July 5, 1996 with respect to
(i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 7, and (iv) all directors and executive officers as a group.

                                                  SHARES         PERCENTAGE OF
                                               BENEFICIALLY       OUTSTANDING
              BENEFICIAL OWNER                   OWNED (1)           SHARES
- ---------------------------------------------  -------------     --------------
The Kaufman Fund, Inc. (2)                          900,000               13.5
140 East 45th Street
New York, NY 10017

Louis C. Cosentino, Ph.D.                           569,354                8.2
14605 28th Avenue No.
Minneapolis, MN 55447

Putnam Investment, Inc. (3)                         532,430                8.0
One Post Office Square
Boston, MA 02109

Wellington Management (4)                           416,000                6.3
75 State Street
Boston, MA 02109

Fred L. Shapiro, M.D.                               168,020(5)             2.5

Thomas J. McGoldrick                                141,146                2.1

George Heenan                                        98,789                1.5

Donald H. Soukup                                     90,217                1.4

Amos Heilicher                                       87,718                1.3

Donald J. Shapiro (6)                                58,579            *

Daniel H. Schyma                                     51,319            *

Richard P. Goldhaber                                 26,727            *

Barbara A. Wrigley                                   15,938            *

Norman Dann                                           7,030            *

All directors and executive officers as a
 group (14 persons)                               1,518,464               20.0

- ------------------------
 *  Less than one percent.

(1) Includes shares subject to currently exercisable options as follows: Dr. Cosentino, 331,342 shares; Dr. Fred Shapiro, 35,150 shares; Mr. McGoldrick, 102,498 shares; Mr. Heenan, 49,210 shares; Mr. Heilicher, 35,150 shares; Mr. Soukup, 49,210 shares; Ms. Wrigley, 14,500 shares; Mr. Goldhaber, 24,997 shares; Mr. Schyma, 50,029 shares; Mr. Dann, 7,030 shares; and all directors and executive officers as a group, 887,973 shares.

(2) Information is based on a written statement of The Kaufmann Fund, Inc. dated as of June 30, 1996.

(3) Information is based on a written statement of Putnam Investments, Inc. dated as of June 30, 1996. Putnam Investments, Inc., which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. The shares listed as beneficially owned by Putnam Investments, Inc. consist of shares beneficially owned by such investment advisers, which in turn include shares beneficially owned by clients of such investment advisers.

(4) Information is based on a written statement of Wellington Management dated as of June 30, 1996.

(5) Includes 5,250 shares held in trust for Dr. Shapiro's daughter and grandaughter of which Dr. Shapiro's spouse is trustee. Dr. Shapiro disclaims beneficial ownership with respect to such shares.

(6) Mr. Shapiro retired from the Board of Directors effective April 1, 1996.

                             ELECTION OF DIRECTORS

    The Company's Restated Articles of Incorporation provide for the election of approximately one-third of the Board of Directors annually. Accordingly, two directors are to be elected at this year's annual meeting for terms expiring in 1999. Set forth below is certain information with respect to each person nominated by the Board of Directors and each person whose term of office will continue after the meeting:

                                                                                            DIRECTOR     PRESENT TERM
            NAME AND AGE                 PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS         SINCE         EXPIRES
- ------------------------------------  ---------------------------------------------------  -----------  ---------------
NOMINEES:

Fred L. Shapiro, M.D. (61)            Consultant  to  Hennepin   Faculty  Associates,   a        1982           1996
                                       nonprofit   organization   involved   in   medical
                                       education, research and  patient care, since  June
                                       1995.  President  of  Hennepin  Faculty Associates
                                       from January 1984 to  June 1995; Medical  Director
                                       of  the Regional Kidney  Disease Program from 1966
                                       to January 1984. Professor of Medicine at Hennepin
                                       County  Medical  Center  and  the  University   of
                                       Minnesota.  Dr. Shapiro is  the nephew by marriage
                                       of Amos Heilicher. Dr. Shapiro is also a  director
                                       of MediJet, Inc.

Donald H. Soukup (55)                 Independent  venture  capitalist  since  1984.  Mr.        1980           1996
                                       Soukup is  also a  director of  Ciprico, Inc.  and
                                       several private companies.

CONTINUING DIRECTORS:

Louis C. Cosentino, Ph.D. (52)        President  of the  Company since  1974. Chairman of        1974           1998
                                       the Board  and  Chief  Executive  Officer  of  the
                                       Company  since  1992.  Dr.  Cosentino  is  also  a
                                       director of MediJet, Inc.

George Heenan (56)                    Director and Executive Fellow  of the Institute  of        1982           1997
                                       Venture Management at the University of St. Thomas
                                       since   September   1994.  President   of  Bissell
                                       Healthcare Corporation, North American Operations,
                                       a  manufacturer   and   distributor   of   medical
                                       products,  from  February  1991  to  August  1994.
                                       Chairman  of  Clarus  Medical  Systems,  Inc.,   a
                                       manufacturer   of  diagnostic  and  interventional
                                       endoscopes, from May  1987 to  February 1991.  Mr.
                                       Heenan   has  also  been  a  principal  of  Heenan
                                       Investments,  Inc.,  a  venture  development   and
                                       investment company, since January 1986.

                                                                                            DIRECTOR     PRESENT TERM
            NAME AND AGE                 PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS         SINCE         EXPIRES
- ------------------------------------  ---------------------------------------------------  -----------  ---------------
Amos Heilicher (77)                   President  of Advance Carter  Co., a distributor of        1982           1997
                                       coin-operated machines, and Advance Realty Co. for
                                       more than five years.  Mr. Heilicher is the  uncle
                                       by marriage of Fred L. Shapiro.

Norman Dann (69)                      Consultant.  Mr. Dann is a director of Medwave Inc.        1995           1998
                                       and several privately held companies.

    All shares represented by proxies will be voted for the election of Dr. Shapiro and Mr. Soukup except as otherwise provided therein. If a nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in the place of such nominee in accordance with the best judgment of the persons named in the proxy.

    The Board of Directors had 12 regular meetings during the last fiscal year. Each director participated in at least 75% of the meetings of the Board of Directors and any committees on which such person served. Mr. Dann was appointed to the Board of Directors on November 21, 1996 to fill a vacancy resulting from an increase in the number of directors of the Company. Mr. Dann participated in 100% of the meetings of the Board of Directors held subsequent thereto.

COMMITTEES

    The Board of Directors has established an Audit Committee, a Compensation Committee and an Acquisitions Committee. The Board does not have a Nominating Committee.

    The Audit Committee consists of two non-employee directors, Donald H. Soukup and Norman Dann, and is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. The Audit Committee held one meeting during the last fiscal year.

    The Compensation Committee consists of three non-employee directors, George Heenan, Amos Heilicher and Fred L. Shapiro, M.D., and is responsible for making recommendations to the Board of Directors concerning the amount and form of compensation paid by the Company to its executive officers and members of the Board of Directors. The Compensation Committee held one meeting during the last fiscal year.

    The Acquisitions Committee consists of two non-employee directors, Amos Heilicher and Donald H. Soukup, and is responsible for the review, evaluation and proposal to the Board of Directors of possible mergers, acquisitions and other business combinations on behalf of the Company. The Acquisitions Committee did not meet during the last fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending March 31, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Louis C. Cosentino, Ph.D., the Company's Chairman of the Board, President and Chief Executive Officer, and to each of the other four most highly compensated executive officers of the
Company:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                FISCAL YEAR      ANNUAL COMPENSATION    -------------
                                                   ENDED        ----------------------      STOCK          ALL OTHER
              NAME AND POSITION                   MARCH 31        SALARY       BONUS     OPTIONS (1)    COMPENSATION (2)
- ---------------------------------------------  --------------   -----------   --------  -------------   ----------------
Louis C. Cosentino, Ph.D.                           1996        $276,000      $  --        100,000         $22,788(3)
 Chairman of the Board,                             1995         230,670       115,335      --               4,362
 President and Chief Executive Officer              1994         225,000         --        100,000           4,753

Richard P. Goldhaber                                1996         195,000         --         40,000          --
 Vice President                                     1995         162,000        81,000      --              44,197(5)
 Technology                                         1994          57,641(4)      --         20,000           5,200(5)

Thomas J. McGoldrick                                1996         151,200         --         40,000             900
 Executive Vice President                           1995         116,283        75,584      --               5,423
                                                    1994         113,425         --         40,000           4,220

Barbara A. Wrigley                                  1996         120,000         --         40,000             900
 Vice President, General                            1995          99,675        49,838      --               4,560
 Counsel and Secretary                              1994          90,614         --         26,000           2,562

Daniel H. Schyma                                    1996         119,200         --         40,000             900
 Vice President                                     1995          95,344        47,672      --               4,587
 International                                      1994          93,000         --         20,000          16,640(6)

- ------------------------
(1) Number of shares purchasable under option grants. Options granted in fiscal 1994 include options granted in fiscal 1993 that were repriced in fiscal 1994, including an option to purchase 50,000 shares held by Dr. Cosentino, options to purchase 20,000 shares held by each of Messrs. McGoldrick and Schyma and options to purchase 6,000 shares held by Ms. Wrigley. Options granted in fiscal 1996 include options granted with respect to fiscal 1995.

(2)  Except  as otherwise  noted, includes  profit sharing  contributions and/or
    401(k) matching contributions under the Company's Profit Sharing and Retirement Plan. See "Report of the Compensation Committee."

(3) Includes fees paid to Dr. Cosentino for his service on the Company's Board of Directors.

(4) Mr. Goldhaber commenced his employment with the Company in November 1993.

(5) Includes for fiscal 1995 and 1994 amounts reimbursed to Mr. Goldhaber for moving and temporary living expenses.

(6) Includes amounts paid to Mr. Schyma as a foreign living allowance.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                                       SHARES                     OPTIONS AT MARCH 31, 1996        AS OF MARCH 31, 1996 (2)
                                      ACQUIRED        VALUE      ----------------------------   -------------------------------
               NAME                  ON EXERCISE   REALIZED (1)  EXERCISABLE   UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
- -----------------------------------  -----------   -----------   -----------   --------------   ---------------   -------------
Louis C. Cosentino                      --          $ --           330,842         50,000         $3,236,361        $ --

Richard P. Goldhaber                    --            --            19,998         60,002            187,482         302,518

Thomas J. McGoldrick                   19,827        334,045        97,499         55,001          1,026,183         313,743

Barbara A. Wrigley                     10,250         93,562         9,500         51,250             77,250         213,437

Daniel H. Schyma                       11,625         76,472        45,000         55,000            386,250         248,750

- ------------------------
(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of shares covered by in-the-money options on March 31, 1996, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Market price was $20.50 per share on March 31, 1996.

EMPLOYMENT AGREEMENTS

    The Company has entered into agreements with certain of its executive officers, including certain of the executive officers named in the Summary Compensation Table above, which provide for a lump sum cash severance payment equal to an amount ranging from one to three times the executive's annual compensation, plus fringe benefits, in the event of a "change of control" of the Company. The maximum amounts currently payable to the named executives in the event of a change of control are as follows: Dr. Cosentino, $1,190,541; Mr. Goldhaber, $222,736; Mr. McGoldrick, $416,848; and Mr. Schyma, $125,266. The agreements are in effect until April 1997 and are automatically renewed for additional periods of one year thereafter until notice of termination of the agreement is given to the executive by the Company. Such notice must be given by the Company within 60 days prior to the expiration of the agreement. The severance payments are due to any executive who either is involuntarily terminated by the Company or voluntarily terminates his employment after a reduction in his duties, compensation or fringe benefits which occurs within the 36-month period following a change of control. Under the agreement, each executive agrees to remain with the Company for 90 days following a change of control to assist the transition, after which time the executive may, during the next 90 days, voluntarily terminate his employment and receive 50% of such severance payment.

DIRECTOR COMPENSATION

    All directors received an annual fee of $10,000 (provided such directors attended at least 75% of all meetings of the Board of Directors during the fiscal year) and also received $1,000 for each full meeting attended in fiscal 1996. All directors received $750 for each committee meeting attended. Directors and their spouses are reimbursed for all travel expenses incurred in connection with attendance at meetings of the Board of Directors.

    Effective April 1, 1995 the Company adopted the Emeritus Director Consulting Plan (the "Plan"). The Plan has been adopted to enable the Company to continue to utilize the expertise of directors after retirement. Non-employee directors who have served on the Board of Directors for five full consecutive years are eligible for participation in the Plan. An annual fee equal to the annual retainer in effect at the time of the director's retirement will be paid in consideration for consulting services to be provided to the Company following the director's retirement. Determination of eligibility and participation in the Plan will be made annually. The length of participation in the Plan will be limited to the number of years of service on the Board of Directors.

    Effective April 1, 1996, the Company entered into a consulting arrangement with Mr. Donald J. Shapiro under the Plan. Mr. Shapiro retired from the Board of Directors on April 1, 1996. Under the Plan Mr. Shapiro will be paid an annual fee equal to $10,000, the annual retainer in effect at the time of his retirement.

    The Company's 1989 Stock Plan (the "1989 Plan") provides for the annual, automatic granting of a defined number of options to non-employee directors at the last regularly scheduled meeting of the Board of Directors during the fiscal year. Such options are granted to each director who (a) is not an employee of the Company and who (i) is elected or reelected as a director by the stockholders at any annual or special meeting of the stockholders or (ii) is serving an unexpired term as a director, on the date of the last regularly scheduled meeting of the Board of Directors during the fiscal year, and (b) at the time of any such meeting, has served as a director for at least six months of the year preceding the date of such meeting. The 1989 Plan provides that each such director shall, as of the date of the applicable meeting, automatically receive a non-qualified option to purchase 7,030 shares of the Company's common stock, with the option price equal to the fair market value of the Company's common stock on such date. Non-employee directors as a group from April 1, 1995 through March 31, 1996 were granted options under the 1989 Plan to purchase 35,150 shares at an exercise price of $20.50 per share. Mr. Dann was not eligible for the automatic granting of a stock option, but received a non-qualified option to purchase 7,030 shares of the Company's common stock at an exercise price of $17.50 upon being appointed to the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

    OVERVIEW

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company, including the five most highly compensated executive officers named in the accompanying tables (the "Named Executives"). The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed entirely of non-employee directors.

    The following report addresses the Company's executive compensation policies and discusses factors considered by the Committee in determining the compensation of the Company's President and Chief Executive Officer and other executive officers for its fiscal year ended March 31, 1996.

    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

    The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. To that end, the Committee has established certain parameters of corporate performance that must be met before the discretionary features of its executive compensation plans apply. These discretionary features include stock option grants and performance bonuses, which are generally limited to 50% of an executive officer's base salary. Absent the discretionary features, the Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the medical device industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. As the result of the Company's increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of other companies in the medical device industry. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Committee's position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests to enhance stockholder value.

    RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS

    Compensation paid to the Company's executive officers in fiscal 1996, as reflected in the Summary Compensation Table above as to the Named Executives, consisted only of base salary. The Committee established corporate target performance levels and corresponding bonus amounts if those performance levels were met for the current fiscal year under the Company's bonus plan. Because these corporate performance levels were not met, executive bonuses were not awarded.

    The Committee's emphasis on tying pay to performance criteria is reflected in the compensation paid to the Named Executives for fiscal 1996. The measures of performance that are utilized under the Company's performance bonus plan are based on achieving increases in pre-tax profits compared to the previous year's actual results, taking into account certain levels of projected growth in earnings per share and return on stockholders' equity.

    The   various  performance-related   aspects  of   the  Company's  executive
compensation plans are set forth below:

    PERFORMANCE BONUS AWARDS. Performance bonus opportunities for the Company's executive officers, including the Named Executives and other key employees, are linked to a percentage of their base salary, generally limited to 50% of base salary for fiscal 1996. Prior to the start of fiscal 1996, the Committee established a maximum bonus pool payable based on the Company reaching certain increases in pre-tax profits. The Committee has once again established corporate target performance levels and corresponding bonus amounts if those performance levels are met for the current fiscal year under the Company's bonus plan. The measures of performance that are utilized under the Company's performance bonus plan are based on achieving increases in pre-tax profits compared to the previous year's actual results, taking into account certain levels of projected growth in earnings per share and return on stockholders' equity.

    At the time it establishes the target profit levels, the Committee also sets out a list of the executives allowed to participate in the performance bonus plan for the coming fiscal year, along with maximum bonus amounts payable to each participant. The Company's President and Chief Executive Officer is then allowed to determine actual amounts payable to each participant, generally limited to such maximum amounts established by the Committee, based upon his evaluation of the individual's performance, subject to ratification by the Committee.

    The Company's operating results did not meet the minimum pre-tax profit level established by the Committee for fiscal 1996 and, consequently, no bonuses were awarded.

    STOCK OPTION GRANTS. For fiscal 1996, the Compensation Committee granted stock options to various executives, including the options granted to the Named Executives as reflected in the table above. In April 1995, the Committee granted options to various executives, for performance with respect to fiscal 1995, which are also reported in the table above. Stock options are intended to focus the Company's key employees, including the Named Executives, on long-term
Company performance which results in improvement in stockholder value and provides significant earnings potential to the executives.

    OTHER COMPENSATION  PLANS.   The  executive officers  are  able to  defer  a
portion of their income to future years under the Company's deferred compensation plan. In addition, at various times in the past the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers, including the Named Executives, have been permitted to participate. The incremental cost to the Company of the Named Executives' benefits provided under these plans (which is not set forth in any of the Tables) equaled approximately 4-5% of their base salaries for fiscal 1995.

    Other than with respect to the Company's Profit Sharing and Retirement Plan and its 1990 Employee Stock Purchase Plan, benefits under these plans are not directly or indirectly tied to Company performance.

    DR. COSENTINO'S FISCAL 1996 COMPENSATION

    Dr. Cosentino's compensation for fiscal 1996, as reflected in the Summary Compensation Table above, consisted of base compensation, director's fees and the grant of an option to purchase 50,000 shares of the Company's common stock. In addition, in April 1995 the Committee granted Dr. Cosentino an option to purchase 50,000 shares of the Company's common stock reflecting the Company's strong performance for fiscal year 1995. Dr. Cosentino's base salary for fiscal 1996 was increased 20% from his base salary paid for fiscal 1995 reflecting similar increases in base pay in the medical device industry for similar sized companies. As noted above, because the Company did not meet the performance bonus standards set by the Compensation Committee, Dr. Cosentino was not paid a performance bonus for fiscal 1996. The continued strong performance of the Company's revenues, which increased 15% over fiscal 1995, in addition to the belief that stock options provide the Company's executives with incentives tied to the Company's long-term performance, were factors considered by the Committee in its determination to grant Dr. Cosentino an option to purchase 50,000 additional shares of the Company's common stock in March 1996.

    SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

George Heenan                Amos Heilicher                Fred L. Shapiro, M.D.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index over the same period (assuming the investment of $100 in each on March 31, 1991, and the reinvestment of all dividends).

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MINNTECH CORPORATION,
    THE S&P 500 STOCK INDEX AND THE S&P MEDICAL PRODUCTS AND SUPPLIES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                            S & P MEDICAL
                   MINNTECH CORPORATION    S & P 500        PRODUCTS & SUPPLIES
3/91                                100          100                        100
3/92                                152          111                        111
3/93                                134          128                         98
3/94                                106          130                         82
3/95                                142          150                        120
3/96                                191          198                        178

                           PROPOSALS OF STOCKHOLDERS

    The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by company action in accordance with the proxy rules. The Company's annual meeting of stockholders for the year ending March 31, 1997 is expected to be held on or about August 29, 1997, and the proxy materials in connection with that meeting are expected to be mailed on or about July 19, 1997. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 20, 1997.

                            APPOINTMENT OF AUDITORS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of Price Waterhouse LLP by the Board of Directors to act as independent auditors of the Company for the year ending March 31, 1997. Price Waterhouse LLP independent certified public accountants, have audited the Company's financial statements since 1995.

    A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting to make a statement if he so desires and to respond to appropriate questions.

                                 OTHER MATTERS

SOLICITATION

    The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, annual report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail but, in addition, officers, employees and agents of the Company may solicit proxies personally by telephone or special letter.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during and with respect to the fiscal year ended March 31, 1995, all Section 16(a) filing requirements applicable to its insiders were complied with on a timely basis.

OTHER MATTERS

    The Board of Directors does not intend to present to the meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

    The Company is including with this Proxy Statement its Annual Report to Stockholders for the year ended March 31, 1996, which includes an audited balance sheet as of that date and the related statements of earnings, cash flows and stockholders' equity, as well as other financial information relating to the Company, including Management's Discussion and Analysis of Financial Condition and Results of Operations. STOCKHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1995 FORM 10-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO MINNTECH CORPORATION, 14605 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447, ATTENTION: CHIEF FINANCIAL OFFICER.

                                          By Order of the Board of Directors

                                          /s/ Barbara A. Wrigley

                                          Barbara A. Wrigley
                                          SECRETARY

July 25, 1996

                                     PROXY
                              MINNTECH CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 28, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Louis C. Cosentino, Ph.D., and Barbara A. Wrigley, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of common stock of MINNTECH CORPORATION, held of record by the undersigned on July 5, 1996, at the ANNUAL MEETING OF STOCKHOLDERS to be held on August 28, 1996, or any adjournment thereof:

1.   ELECTION OF        FOR all nominees listed below   WITHHOLD AUTHORITY
     DIRECTORS:         (EXCEPT AS MARKED BELOW) / /    TO VOTE FOR ALL NOMINEES
                                                        LISTED BELOW / /

                   Fred L. Shapiro, M.D. and Donald H. Soukup

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)
________________________________________________________________________________

2. RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

     / / FOR                    / / AGAINST                    / / ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2). THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                           _____________________________________
                                           Signature
                                           _____________________________________
                                           Signature (if held jointly)
                                           Dated: ______________________________

                                           PLEASE MARK, SIGN,  DATE AND  RETURN
                                           THE  PROXY  CARD PROMPTLY  USING THE
                                           ENCLOSED ENVELOPE.